

<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the 1996 consolidated financial statements of Motors and Gears, Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<CASH>                                          10,011
<SECURITIES>                                         0
<RECEIVABLES>                                   13,056<F4>
<ALLOWANCES>                                         0
<INVENTORY>                                     16,554
<CURRENT-ASSETS>                                41,666<F5>
<PP&E>                                          11,431
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 173,668<F6>
<CURRENT-LIABILITIES>                           14,080
<BONDS>                                        170,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             1<F7>
<OTHER-SE>                                    (15,788)<F8>
<TOTAL-LIABILITY-AND-EQUITY>                   173,668
<SALES>                                        117,571<F9>
<TOTAL-REVENUES>                               117,571
<CGS>                                           84,547<F10>
<TOTAL-COSTS>                                    9,795<F11>
<OTHER-EXPENSES>                                 (215)
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                            (11,134)<F12>
<INCOME-PRETAX>                                 12,310
<INCOME-TAX>                                     5,290
<INCOME-CONTINUING>                              7,020
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                  2,186
<CHANGES>                                            0
<NET-INCOME>                                     4,834
<EPS-PRIMARY>                                        0<F13>
<EPS-DILUTED>                                        0<F13>

<F4>Figure for receivables is net of allowances for doubtful accounts of $59.
<F5>Includes prepaid expenses of $886.
<F6>Includes goodwill of $109,103 (net), covenants not to compete of $1,206
(net) and deferred financing costs and other of $10,262 (net).
<F7>As of December 31, 1996, Motors and Gears, Inc. had 100,000 shares of common stock, $.01 par value per share, authorized and issued.
<F8>Consists of $30,005 of additional paid in capital and ($45,793) of retained deficit
<F9>Net figure.
<F10>CGS figure includes costs of sales (excluding depreciation) of $75,751 and selling, general and administrative expenses (excluding depreciation) of $8,796.
<F11>Total Costs includes depreciation and amortization of $7,078 and management fees of $2,717.
<F12>Net figure.
<F13>The Company does not have publicly traded equity and therefore is not required to calculate EPS.

